                                                                    EXHIBIT 99.2

                   ALEX. BROWN INCORPORATED AND SUBSIDIARIES

                         Index to Financial Statements


                                                               Page
                                                               ----

Financial Statements:

Consolidated Statements of Earnings                             2
      Consolidated Statements of Financial Condition            3
      Consolidated Statements of Stockholders' Equity           4
      Consolidated Statements of Cash Flows                     5
      Notes to Consolidated Financial Statements               6-16
      Report of Independent Auditors                            17

                      CONSOLIDATED STATEMENTS OF EARNINGS
                            Alex. Brown Incorporated

                                                                 Years Ended December 31
---------------------------------------------------------------------------------------------------
(in thousands, except per share amounts)                  1996             1995              1994
---------------------------------------------------------------------------------------------------
Revenues:
   Commissions                                     $   201,896        $ 173,471         $ 140,026
   Investment banking                                  414,891          293,375           197,494
   Principal transactions (note 5)                     167,815          139,383           120,119
   Interest and dividends                              142,307          103,190            66,485
   Advisory and other                                  132,512           99,975            81,364
---------------------------------------------------------------------------------------------------
     Total revenues                                  1,059,421          809,394           605,488
---------------------------------------------------------------------------------------------------
Operating expenses:
   Compensation and benefits                           554,711          432,880           329,516
   Communications                                       38,388           33,934            28,160
   Occupancy and equipment                              38,504           39,758            31,671
   Interest                                             50,668           36,204            21,920
   Floor brokerage, exchange and clearing fees          20,755           18,646            16,230
   Other operating expenses                             97,013           89,797            59,710
---------------------------------------------------------------------------------------------------
     Total operating expenses                          800,039          651,219           487,207
---------------------------------------------------------------------------------------------------
Earnings before income taxes                           259,382          158,175           118,281

Income taxes (note 12)                                 105,237           62,620            47,410
---------------------------------------------------------------------------------------------------
Net earnings                                       $   154,145        $  95,555         $  70,871
===================================================================================================
Earnings per share:
   Primary                                         $      6.28        $    4.11         $    3.06
===================================================================================================
   Fully diluted                                   $      5.51        $    3.60         $    2.70
===================================================================================================
Weighted average number of shares outstanding:
   Primary                                              24,563           23,267            23,124
===================================================================================================
   Fully diluted                                        28,470           27,192            26,982
===================================================================================================

See accompanying notes to consolidated financial statements.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                            Alex. Brown Incorporated


                                                                         December 31
                                                               -------------------------------
(in thousands)                                                     1996              1995
----------------------------------------------------------------------------------------------
Assets:
Cash and cash equivalents                                      $  109,800         $   62,103
Receivables:
   Customers (note 2)                                           1,487,041          1,277,869
   Brokers, dealers and clearing organizations (note 3)           368,099            416,449
   Current state income taxes                                      17,429                 --
   Other                                                           59,097             62,056
Firm trading securities (note 4)                                  210,412            110,564
Securities purchased under agreements to resell                    15,510             34,865
Deferred income taxes (note 12)                                    46,433             27,813
Memberships in exchanges, at cost (market $3,597 and $2,864)          323                323
Office equipment and leasehold improvements, at cost
   less accumulated depreciation and amortization of
   $44,580 and $40,483 (note 7)                                    48,079             41,189
Investment securities (note 6)                                     56,889             50,294
Loans to employees to purchase convertible subordinated
   debentures (note 13)                                            54,454             48,320
Other assets                                                       69,009             64,662
----------------------------------------------------------------------------------------------
                                                               $2,542,575         $2,196,507
==============================================================================================

Liabilities and Stockholders' Equity:
Bank loans (note 7)                                            $   29,900         $  120,008

Payables:
   Cash management facility                                        83,733             70,338
   Customers, including free credit balances                      676,734            506,993
   Brokers, dealers and clearing organizations (note 3)           495,947            480,621
   Current federal and state income taxes                           1,840              5,032
   Other                                                          378,981            294,643
Securities sold, not yet purchased (note 8)                        48,223             54,276
Securities sold under repurchase agreements                            --              2,460
7 5/8% Senior notes (note 7)                                      109,475            109,414
5 3/4% Convertible subordinated debentures (note 7)                11,797             11,851
Employee convertible subordinated debentures (note 13)             62,043             51,584
Commitments and contingencies (note 10)
Stockholders' equity (note 13):
   Common stock of $.10 par value
     Authorized 50,000,000 shares
     Issued 24,030,822 shares in 1996
     and 23,299,044 in 1995                                         2,403              2,330
   Additional paid-in capital                                     125,882            113,234
   Loans to employees to purchase common stock                    (10,320)           (12,470)
   Retained earnings                                              525,937            386,193
----------------------------------------------------------------------------------------------
     Total stockholders' equity                                   643,902            489,287
----------------------------------------------------------------------------------------------
                                                               $2,542,575         $2,196,507
==============================================================================================

See accompanying notes to consolidated financial statements.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                            Alex. Brown Incorporated


                                               Years Ended December 31, 1994, 1995 and 1996
                                     ------------------------------------------------------------------
                                                                Loans To
                                                                Employees
                                                Additional     To Purchase                   Total
                                     Common       Paid-in        Common      Retained     Stockholders'
(in thousands)                        Stock       Capital         Stock      Earnings        Equity
-------------------------------------------------------------------------------------------------------
Balance at December 31, 1993,
   as previously reported            $1,536      $114,014       $(10,902)    $241,017       $345,665
Three-for-two stock split               768          (768)            --           --             --
-------------------------------------------------------------------------------------------------------
Balance at December 31, 1993,
   as restated                        2,304       113,246        (10,902)     241,017        345,665
   Net earnings                          --            --             --       70,871         70,871
   Issuance of 707,608 shares
     of common stock                     71         7,934           (484)          --          7,521
   Payments on employee loans            --            --            375           --            375
   Repurchase and retirement
     of 2,609,889 shares of
     common stock                      (261)      (46,048)            --           --        (46,309)
   Compensation payable
     in common stock                     30         5,195             --           --          5,225
   Dividends paid                        --            --             --       (9,920)        (9,920)
-------------------------------------------------------------------------------------------------------
Balance at December 31, 1994          2,144        80,327        (11,011)     301,968        373,428
   Net earnings                          --            --             --       95,555         95,555
   Issuance of 1,703,812 shares
     of common stock                    170        29,665         (2,465)          --         27,370
   Payments on employee loans            --            --          1,006           --          1,006
   Repurchase and retirement
     of 44,401 shares of
     common stock                        (4)       (1,214)            --           --         (1,218)
   Compensation payable
     in common stock                     20         4,456             --           --          4,476
   Dividends paid                        --            --             --      (11,330)       (11,330)
-------------------------------------------------------------------------------------------------------

Balance at December 31, 1995          2,330       113,234        (12,470)     386,193        489,287
   Net earnings                          --            --             --      154,145        154,145
   Issuance of 918,676 shares
     of common stock                     92        18,995             --           --         19,087
   Payments on employee loans            --            --          2,150           --          2,150
   Repurchase and retirement
     of 517,448 shares of
     common stock                       (52)      (16,023)            --           --        (16,075)
   Compensation payable
     in common stock                     33         9,676             --           --          9,709
   Dividends paid                        --            --             --      (14,401)       (14,401)
-------------------------------------------------------------------------------------------------------
Balance at December 31, 1996         $2,403      $125,882       $(10,320)    $525,937       $643,902
=======================================================================================================

See accompanying notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            Alex. Brown Incorporated


                                                                  Years Ended December 31
                                                       ------------------------------------------------
(in thousands)                                              1996            1995            1994
-------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net earnings                                        $ 154,145      $   95,555        $ 70,871
   Reconciliation of net earnings to net cash
     provided by (used for) operating activities:
     Depreciation and amortization                        12,921          13,158          10,263
     Non-cash compensation expense                        12,656           7,096           5,225
     Gain on investment securities                       (18,386)        (17,006)        (15,576)
     Other                                                  (201)            289               7
     (Increase) decrease in assets:
        Receivables                                     (171,755)       (677,989)        (63,368)
        Firm trading securities                          (99,848)        (17,212)        (14,345)
        Securities purchased under agreements to resell   19,355         (34,865)             --
        Deferred income taxes                            (18,620)        (10,138)        (10,696)
        Other assets                                      (5,390)        (28,349)        (18,595)
     Increase (decrease) in liabilities:
        Payables                                         266,213         534,725          33,166
        Securities sold, not yet purchased                (6,053)         28,434          (1,560)
-------------------------------------------------------------------------------------------------------
Net cash provided by (used for) operating activities     145,037        (106,302)         (4,608)
-------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
   Net proceeds (payments):
     Short-term loans                                    (86,000)         54,321             622
     Cash management facility                             13,395           8,042          (6,541)
     Securities sold under repurchase agreements          (2,460)          2,460              --
   Proceeds from term loans                                   --              --          15,000
   Payments on term loans                                 (4,108)         (7,256)         (8,652)
   Proceeds from senior notes                                 --         109,392              --
   Issuance of common stock                               19,286          14,656           6,973
   Repurchase of common stock                            (16,075)         (1,218)        (46,309)
   Dividends paid to stockholders                        (14,401)        (11,330)         (9,920)
-------------------------------------------------------------------------------------------------------
Net cash provided by (used for) financing activities     (90,363)        169,067         (48,827)
-------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Purchase of office equipment and leasehold
     improvements                                        (18,768)        (24,233)        (15,190)
   Purchase of investment securities                     (21,181)        (14,964)        (18,242)
   Sale of investment securities                          32,972          14,511          53,886
-------------------------------------------------------------------------------------------------------
Net cash provided by (used for) investing activities      (6,977)        (24,686)         20,454
-------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents      47,697          38,079         (32,981)
Cash and cash equivalents at beginning of year            62,103          24,024          57,005
-------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of year               $ 109,800      $   62,103        $ 24,024
=======================================================================================================

See accompanying notes to consolidated financial statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            Alex. Brown Incorporated

1) Description of Business and Significant Accounting Policies

The accompanying consolidated financial statements include the activities of Alex. Brown Incorporated and subsidiaries in which it owns a controlling financial interest (the Company). Its principal subsidiary is Alex. Brown & Sons Incorporated (Alex. Brown), which is wholly owned.

   The Company is primarily engaged in a single line of business as a securities broker dealer, which includes several types of services, such as principal and agency transactions, underwriting and other investment banking advisory, asset management and correspondent clearing. The Company, like other securities firms, is directly affected by general economic and market conditions, including fluctuations in volume and price levels of securities, changes in interest rates and demand for investment banking and securities brokerage services, all of which have an impact on the Company's revenues, operating results and financial condition as well as its liquidity.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

   All material intercompany transactions and balances have been eliminated. The equity method of accounting is used for investments in entities in which the Company holds a noncontrolling financial interest of 20% to 50%.

   Securities transactions and the related revenues and expenses are reflected in the financial statements on a settlement date basis, which is generally three business days after trade date. Revenues and expenses on a trade date basis are not materially different from revenues and expenses on a settlement date basis.

   Firm trading and investment securities and securities sold, not yet purchased are carried at market value, and unrealized gains and losses relating thereto are reflected in revenues. Market values are generally based on quoted market prices. If quoted market prices are not available, market values are determined based on other relevant factors, including quoted market prices for similar securities. Investments made in connection with merchant banking transactions are recorded at their initial cost. The carrying values of such investments are adjusted when the market values are supported by quoted market prices, adjusted for liquidity and other relevant factors. In addition, the carrying values are reduced when the Company determines that the estimated realizable value is less than the carrying value based on financial and market information relevant to the investment.

   Securities purchased under agreements to resell and securities sold under repurchase agreements are accounted for as financing transactions. Such securities consist of obligations of the United States government or one of its agencies. The Company's practice is to maintain collateral sufficient to secure amounts receivable pursuant to securities purchased under agreements to resell.

   Depreciation of office equipment is determined using the straight line method over useful lives ranging from 2.5 to 10 years. Leasehold improvements are amortized on the straight line method over the lesser of the estimated economic useful life of the improvements or the remaining term of the lease.

   Deferred tax assets and liabilities represent the expected future tax consequences of the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The effects of changes in tax rates on deferred tax assets and liabilities are recognized in the period that includes the enactment date.

   The Company classifies all short-term investments with maturities at dates of purchase of three months or less as cash equivalents except for short-term investments carried in trading accounts.

   Cash management facility payable represents the excess of outstanding checks written on certain banks over amounts on deposit at such banks.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           Alex. Brown Incorporated

   Primary and fully diluted earnings per share are based on the weighted average number of shares outstanding and assume the exercise of outstanding dilutive options to purchase common stock. Fully diluted earnings per share further assumes the conversion into common stock of convertible subordinated debentures, if dilutive.

   On January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, and has elected to continue to apply the intrinsic value method under Accounting Principles Board ("APB") No. 25, Accounting for Stock Issued to Employees to account for stock-based employee compensation. Under this method, compensation cost is recognized for awards of shares of common stock to employees under compensatory plans only if the quoted market price of the stock at the grant date (or other measurement date, if later) is greater than the amount the employee must pay to acquire the stock. SFAS No. 123 permits companies to adopt a new fair value based method to account for stock-based employee compensation plans or to continue using the intrinsic value method. If the intrinsic value method is used, information concerning the pro forma effects on net earnings and earnings per share of adopting the fair value based method for stock-based employee compensation grants made in 1995 and subsequent years is required to be presented in the notes to the financial statements. The pro forma disclosures are presented in note 13 to the consolidated financial statements.

   SFAS No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, was issued in June 1996 and, effective January 1, 1997, establishes new criteria for determining whether a transfer of financial assets in exchange for cash or other consideration should be accounted for as a sale or as a pledge of collateral in a secured borrowing. SFAS No. 125 also establishes new accounting requirements for pledged collateral. In December 1996, SFAS No. 127 was issued which deferred the effective date of certain provisions of SFAS No. 125 until January 1, 1998 related to repurchase agreements, securities lending and similar transactions. The Company expects that there will be no material effect upon implementing SFAS No. 125 on its financial position or results of operations.

   Certain amounts in prior periods have been reclassified to conform to the 1996 presentation. Per share information and shares outstanding have been adjusted to reflect a three-for-two stock split paid on January 15, 1997.

2) Receivables from Customers

Receivables from customers include amounts due on uncompleted transactions and margin balances. Securities owned by customers and held as collateral for these receivables are not reflected in the financial statements.

3) Receivables from and Payables to Brokers, Dealers  and Clearing Organizations

Receivables from and payables to brokers, dealers and clearing organizations consisted of the following (in thousands):


                                                  1996               1995
--------------------------------------------------------------------------------
Securities failed to deliver                  $  9,392           $ 16,107
Deposits paid for securities borrowed          329,134            357,365
Other                                           29,573             42,977
--------------------------------------------------------------------------------
   Total receivables                          $368,099           $416,449
================================================================================
Securities failed to receive                  $ 13,610           $ 15,146
Deposits received for securities loaned        454,109            433,808
Other                                           28,228             31,667
--------------------------------------------------------------------------------
   Total payables                             $495,947           $480,621
================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            Alex. Brown Incorporated

Payables to brokers, dealers and clearing organizations include amounts which are due upon delivery of securities to Alex. Brown. In the event the counterparty does not fulfill its contractual obligation to deliver these securities, Alex. Brown may be required to purchase the securities at prevailing market prices to satisfy its obligations.

4) Firm Trading Securities

Firm trading securities consisted of the following (in thousands):

                                                         1996           1995
------------------------------------------------------------------------------
United States government and agencies thereof           $  6,440      $  9,315
Asset/Mortgage-backed                                     30,913             1
States and municipalities                                 97,306        36,607
Corporate debt                                            22,810        42,945
Equities and convertible securities                       52,943        21,696
--------------------------------------------------------------------------------
                                                        $210,412      $110,564
================================================================================

5) Principal Transactions Revenue

The components of principal transactions revenue were as follows (in thousands):

                                   1996             1995             1994
--------------------------------------------------------------------------------
Equity trading                 $139,146         $107,820         $ 72,876
Equity derivatives                 (278)            (921)             328
Fixed income trading             29,125           32,952           46,149
Fixed income derivatives           (178)            (468)             766
--------------------------------------------------------------------------------
                               $167,815         $139,383         $120,119
================================================================================

The Company's equity trading operations include trading in over the counter equities, listed equities, convertible securities and non-investment grade (high yield) corporate debt. The Company's fixed income trading activities include trading in U.S. government and government agency obligations, asset-backed and mortgage-backed securities, state and municipal obligations and investment grade corporate debt. The Company sells short S&P 500 Index futures contracts to hedge its equity inventories and Treasury Bond and Municipal Bond Index futures contracts to hedge its fixed income inventories. The futures contracts involve off-balance-sheet risk since the cost to close out the contracts may exceed the amounts recognized in the Consolidated Statements of Financial Condition. The contracts are listed on regulated exchanges and are marked to market daily with the resulting gain or loss reflected in revenue. The exchanges guarantee performance of counterparties; therefore, credit risk is limited to a default by the exchange. The notional amounts and fair values of these contracts at December 31, 1996 and average fair values during 1996 and 1995 were not material. There were no open futures contracts at December 31, 1995.

6) Investment Securities

Investment securities consisted of the following (in thousands):

                                                1996               1995
--------------------------------------------------------------------------------
Merchant banking investments                 $24,457            $23,546
Investment partnerships                       18,940             17,703
Mutual funds                                   6,700              3,359
U.S. government obligations                    4,477                650
Equities                                       2,315              5,036
--------------------------------------------------------------------------------
                                             $56,889            $50,294
================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            Alex. Brown Incorporated

7) Borrowings
                                   BANK LOANS

Bank loans were collateralized as follows (in thousands):
                                                      1996           1995
--------------------------------------------------------------------------------
Customers' margin securities                       $14,000       $100,000
Office equipment and leasehold improvements             --          1,308
Unsecured                                           15,900         18,700
--------------------------------------------------------------------------------
                                                   $29,900       $120,008
================================================================================

The Company obtains bank loans which are collateralized by securities owned by the Company and customers' margin securities. Such loans are payable on demand and bear interest based on the federal funds rate (6.3% at December 31, 1996). The weighted average interest rate on these loans was 6.8% at December 31, 1996. The average balances of such loans outstanding were $156,139,000 during 1996 at a weighted average interest rate of 5.7% and $120,507,000 during 1995 at a weighted average interest rate of 6.4%.

   A term loan of $4,100,000 and $5,300,000 at December 31, 1996 and 1995,
respectively, is unsecured and bears interest at a variable rate based on the London Interbank Offered Rate (5.5% at December 31, 1996). The weighted average interest rates were 6.1% during 1996 and 6.9% during 1995. The loan matures as follows: $2,350,000 in 1997 and $1,750,000 in 1998.

   A term loan of $11,800,000 and $13,400,000 at December 31, 1996 and 1995,
respectively, is unsecured and bears interest at a variable rate based on the federal funds rate. The weighted average interest rates were 5.9% during 1996 and 6.6% during 1995. The loan matures as follows: $2,400,000 in each of 1997 and 1998 and $7,000,000 in 1999.


                                  SENIOR NOTES

In August 1995, the Company issued $110,000,000 senior notes due August 2005 which bear interest at 7 5/8%. The notes were sold at a discount to yield 7.705%.


                       CONVERTIBLE SUBORDINATED DEBENTURES

The Company issued $25,000,000 convertible subordinated debentures in June 1986. The debentures are due June 2001, bear interest at 5 3/4% and are convertible into the Company's common stock at the rate of one share of common stock for each $17.35 of principal amount of debentures. The debentures are redeemable at the option of the Company at 100.5% through June 11, 1997 and at par thereafter. During 1996 and 1995, $75,000 and $13,040,000 par value, respectively, of the debentures were converted into 4,320 and 751,428 shares, respectively, of the Company's common stock.


                                CREDIT FACILITIES

The Company and Alex. Brown have $450 million of unused committed lines of credit under revolving credit agreements (the "Credit Facilities") with various banks. The Credit Facilities expire between March 1997 and March 1999. The Credit Facilities and term loans contain various restrictive financial covenants, the most significant of which require the maintenance of minimum levels of net worth by both the Company and Alex. Brown and minimum levels of net capital by Alex. Brown. There were no outstanding borrowings under the Credit Facilities at December 31, 1996. The Company and Alex. Brown were in compliance with all restrictive covenants contained in the Credit Facilities and term loans at December 31, 1996.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            Alex. Brown Incorporated


                               INTEREST PAYMENTS


Interest payments, including interest payments on repurchase agreements, securities loaned, senior notes and convertible subordinated debentures, were $49,810,000, $32,210,000 and $20,381,000 during 1996, 1995 and 1994, respectively.

8) Securities Sold, Not Yet Purchased

Securities sold, not yet purchased consisted of the following (in thousands):

                                                1996               1995
--------------------------------------------------------------------------------
United States government and agencies        $16,126            $34,958
States and municipalities                        379                 67
Corporate debt                                 7,310              5,593
Equities and convertible securities           24,408             13,658
--------------------------------------------------------------------------------
                                             $48,223            $54,276
================================================================================

Securities sold, not yet purchased represent obligations to purchase securities at prevailing market prices. These transactions result in off-balance-sheet risk since Alex. Brown's ultimate cost to satisfy the obligations is dependent upon future prices of the securities and may exceed the amounts recognized in the Consolidated Statements of Financial Condition.

9) Net Capital Requirements

Alex. Brown is required to comply with the net capital rule of the Securities and Exchange Commission. The rule may limit the Company's ability to withdraw capital from Alex. Brown. Alex. Brown has consistently exceeded the minimum net capital requirements under the rule. At December 31, 1996, Alex. Brown's net capital was $394,821,000 which exceeded net capital rule requirements by $362,705,000. Alex. Brown has two London-based subsidiaries which are subject to the capital requirements of the Securities and Futures Authority (SFA). At December 31, 1996, these subsidiaries were in compliance with the SFA capital adequacy requirements.

10) Commitments and Contingencies


                                     LEASES

The Company's subsidiaries are obligated under operating leases for office facilities and equipment expiring at various dates to 2013. The approximate annual minimum rentals under the leases as of December 31, 1996 were as follows (in thousands):

Years Ending December 31
--------------------------------------------------------------------------------
1997                                                          $ 14,630
1998                                                            14,557
1999                                                            15,085
2000                                                            14,655
2001                                                            13,863
2002 and thereafter                                            112,858
--------------------------------------------------------------------------------

Rent expense, including equipment rentals, was $18,848,000, $20,720,000, and $16,096,000 including $2,474,000, $2,450,000 and $2,445,000 to related parties, for 1996, 1995 and 1994, respectively.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            Alex. Brown Incorporated


                                LETTERS OF CREDIT

At December 31, 1996, Alex. Brown was contingently liable for up to $55,979,000 under unsecured letters of credit used to satisfy required margin deposits at five securities clearing corporations.


                             INVESTMENT COMMITMENTS

At December 31, 1996, the Company had committed to invest up to $72.6 million in certain investment partnerships, including $52.4 million in two merchant banking partnerships.

                                   LITIGATION

In the course of its investment banking and securities brokerage business, Alex. Brown has been named a defendant in a number of lawsuits and may be required to contribute to final settlements in actions, in which it has not been named a defendant, arising out of its participation in the underwritings of certain issues. A substantial settlement or judgment in any of these cases could have a material adverse effect on the Company. Although the ultimate outcome of such litigation is not subject to determination at present, in the opinion of management, after consultation with counsel, the resolution of these matters will not have a material adverse effect on the Company's consolidated financial statements.

                FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

Alex. Brown executes, settles and finances securities transactions in connection with its customer and correspondent clearing activities ("customers"). These activities may expose the Company to off-balance-sheet risk in the event a counterparty is unable to fulfill its contractual obligations.

   In accordance with industry practice, customers and other brokers are not required to deliver cash or securities to Alex. Brown pursuant to securities transactions until settlement date, which is generally three business days after trade date. The Company is exposed to risk of loss should any counterparty to a securities transaction fail to fulfill its contractual obligations, and Alex. Brown is required to buy or sell securities at prevailing market prices.

   Alex. Brown's customers may sell securities not yet purchased or write option contracts ("short sales"). Regulatory and internal margin requirements determine the collateral value that customers who execute short sales must have in their accounts in the form of cash or securities. Customer short sales may expose the Company to risk of loss in the event that collateral held by Alex. Brown is not sufficient to cover losses which customers may incur. In the event a customer fails to fulfill its obligations, Alex. Brown may be required to buy or sell securities at prevailing market prices.

   The Company seeks to minimize the above risks through a variety of reporting and control procedures. Customers and other brokers are required to maintain collateral in compliance with regulatory and internal requirements. The adequacy of collateral is reviewed daily and customers may be required to deposit additional collateral or reduce short positions when necessary. Alex. Brown sets credit limits for customers executing transactions on margin and monitors compliance with such limits on a daily basis. Alex. Brown establishes credit limits for brokers with which it conducts stock loan, stock borrow and repurchase and reverse repurchase transactions. Alex. Brown monitors compliance with and the appropriateness of such limits.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            Alex. Brown Incorporated


            FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK

   As a securities broker, Alex. Brown engages in various securities trading and brokerage activities with other brokers and institutional and individual customers. In connection with these activities, Alex. Brown enters into reverse repurchase and repurchase agreements which are collateralized by U.S. government and agency securities and securities lending arrangements which may result in credit exposure in the event the counterparty fails to fulfill its contractual obligations. A substantial portion of Alex. Brown's transactions are executed with and on behalf of other brokers and dealers and institutional investors, including commercial banks, insurance companies, pension plans, mutual funds and other financial institutions. The Company's exposure to credit risk can be directly impacted by volatile securities markets which may impair the ability of counterparties to satisfy their contractual obligations.

   The Company seeks to control its credit risk through the use of a variety of reporting and control procedures described in the preceding discussion of financial instruments with off-balance-sheet risk. Substantially all of Alex. Brown's receivables are collateralized by securities which are generally in physical possession, at depositories or due from other parties.

11) Fair Value of Financial Instruments


                                   RECEIVABLES

Receivables from customers and brokers, dealers and clearing organizations include margin loans which are payable on demand, amounts due on open transactions which usually settle within a few days and cash deposits made in connection with securities borrowed transactions which normally can be closed out within a few days. The carrying amounts of these receivables, which are generally secured by marketable securities, and other receivables approximate fair value.


             FIRM TRADING AND INVESTMENT SECURITIES (LONG AND SHORT)

Firm trading and investment securities are carried in the consolidated financial statements at market value (see notes 1, 4, 6 and 8).


                                   BANK LOANS

The principal balance of bank loans which are payable on demand is considered to be the fair value of such loans. The carrying values of the term loans approximated fair values at December 31, 1996 and 1995 based on borrowing rates currently available to the Company for loans with similar terms and remaining maturities.

                                    PAYABLES

Payables to customers and brokers, dealers and clearing organizations include free credit balances which are payable on demand, amounts due on open transactions which usually settle within a few days, and cash deposits received in connection with customer short sales and securities loaned transactions which normally can be closed out within a few days. Other payables include expense accruals and amounts due to other brokers resulting from securities underwritings. The carrying amount of payables approximates fair value.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            Alex. Brown Incorporated


                             REPURCHASE AGREEMENTS

The carrying amounts of securities sold under repurchase agreements and securities purchased under agreements to resell are considered to be the fair values of such transactions.


              SENIOR NOTES AND CONVERTIBLE SUBORDINATED DEBENTURES

The fair values of the senior notes and convertible subordinated debentures were as follows (in thousands):

                                                    1996            1995
--------------------------------------------------------------------------------
7 5/8% Senior notes                              $110,715        $117,469
5 3/4% Convertible subordinated debentures         33,105          19,413

The fair values are based on quoted market prices. At December 31, 1996, the convertible subordinated debentures were callable at the Company's option at $11,944,000.

12) Income Taxes

The components of income tax expense were as follows (in thousands):

                               1996             1995            1994
--------------------------------------------------------------------------------
Federal                    $ 86,108         $ 51,153        $ 38,649
State and local              19,129           11,467           8,761
--------------------------------------------------------------------------------
                           $105,237         $ 62,620        $ 47,410
================================================================================
Current                    $123,857         $ 72,758        $ 58,106
Deferred                    (18,620)         (10,138)        (10,696)
--------------------------------------------------------------------------------
                           $105,237         $ 62,620        $ 47,410
================================================================================

Income tax expense is reconciled to amounts computed by applying the federal corporate tax rate to earnings before income taxes as follows (in thousands):

                                             1996         1995         1994
--------------------------------------------------------------------------------

Tax at federal statutory rate            $ 90,784     $ 55,361     $ 41,398
State and local income taxes, net of
  federal income tax benefit               13,899        7,454        5,695
Other, net                                    554         (195)         317
--------------------------------------------------------------------------------
                                         $105,237     $ 62,620     $ 47,410
================================================================================

The components of the net deferred income tax asset were as follows (in thousands):

                                                  1996            1995
--------------------------------------------------------------------------------
Deferred income tax assets:
Unrealized loss-- Firm securities             $  1,866        $  3,584
Accrued expenses                                47,779          28,585
Depreciation                                     3,346           3,892
Other                                            2,866           1,371
--------------------------------------------------------------------------------
  Total deferred income tax assets              55,857          37,432
--------------------------------------------------------------------------------

Deferred income tax liabilities:
Unrealized profit--Firm securities               4,506           4,667
Other investments                                2,017           1,852
Depreciation                                     1,365           1,426
Other                                            1,536           1,674
--------------------------------------------------------------------------------
  Total deferred income tax liabilities          9,424           9,619
--------------------------------------------------------------------------------
  Net deferred income tax asset               $ 46,433        $ 27,813
================================================================================

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            Alex. Brown Incorporated


There was no valuation allowance relating to deferred income tax assets at December 31, 1996 and 1995. Income tax payments were $138,759,000, $64,903,000 and $69,438,000 during 1996, 1995 and 1994, respectively.

13) Employee Benefit Plans


                              EQUITY INCENTIVE PLAN

Pursuant to the 1991 Equity Incentive Plan (the "Plan"), the Company may make stock based awards, including stock options, convertible debentures and restricted stock awards, to key employees in any calendar year in respect of a maximum of 7.5% of the total shares of common stock of the Company outstanding on the first day of such year. During 1995 and 1994, the Company sold 87,324 and 27,375 shares of common stock, respectively, at market to certain employees pursuant to the Plan. The Company has also sold convertible subordinated debentures to certain employees pursuant to the Plan. The debentures are generally convertible into the Company's common stock three years after the date issued or in stages beginning four years after the date issued. The debentures may be redeemed at par if the employee terminates employment with the Company. The Company made loans to the employees to finance the entire purchase price of the stock and debentures. The Company has agreed to forgive certain loans over six years if the Company's return on equity exceeds certain targets during the period and may forgive portions of other loans on a discretionary basis. Loan forgiveness resulted in compensation expense of $9,287,000, $3,952,000 and $3,054,000 in 1996, 1995 and 1994, respectively. Information related to debentures outstanding at December 31, 1996 and issued in January 1997 was as follows:

                                                            Weighted average
Principal amount      Weighted average                         conversion
 of debentures           interest rate        Due date        price/share
--------------------------------------------------------------------------------

   $   356,000                  8.125%            1997            $ 5.67
     1,578,000                  6.750%            1998             17.00
     1,900,000                  6.375%            1999             15.33
     3,725,000                  5.375%            2000             19.22
    26,867,000                  5.858%            2001             17.16
    15,544,000                  6.106%            2002             32.57
    25,555,000                  6.313%            2003             42.19


                                  STOCK OPTIONS

The Company has granted nonqualified stock options to certain employees and directors. Payment for the shares may be made in cash, shares of the Company's common stock or a combination thereof. Options granted since January 1993 are generally exercisable in six equal installments beginning one year from the date of grant and expire after ten years. The exercise price for these options is 25% greater than the lesser of the average market value of the Company's common stock 30 days prior to the date of grant or the market value on the date of grant. Options previously granted are generally exercisable in five equal installments beginning one year from the date of grant and expire after five years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            Alex. Brown Incorporated


   The following table sets forth activity relating to the number of shares and weighted average exercise prices of stock options (options granted include amounts granted through January of the following year) (number of shares in thousands):

                                     1996                     1995                     1994
----------------------------------------------------------------------------------------------------
                                         Weighted                Weighted                 Weighted
                                          Average                 Average                  Average
                             Number of   Exercise     Number of  Exercise      Number of  Exercise
                              Shares       Price       Shares      Price        Shares      Price
----------------------------------------------------------------------------------------------------
Beginning of period           3,227       $21.22       3,292      $16.42        3,162       $13.79
Granted                         682        55.83         660       33.18          619        24.26
Exercised                      (593)       11.38        (657)       9.40         (374)        7.01
Forfeited                      (125)       24.71         (68)      18.55         (115)       16.99
----------------------------------------------------------------------------------------------------
End of period                 3,191       $30.31       3,227      $21.22        3,292       $16.42
Exercisable at end of period  1,261       $20.30       1,339      $15.49        1,422       $12.27
====================================================================================================

The following table sets forth information about stock options outstanding at December 31, 1996 and granted through January 1997 (number of shares in thousands):

                                Options Outstanding                       Options Exercisable
                  ------------------------------------------------    ---------------------------
                             Weighted Average     Weighted Average               Weighted Average
   Range of       Number of      Remaining            Exercise        Number of      Exercise
Exercise Prices    Shares    Contractual Life           Price          Shares          Price
-------------------------------------------------------------------------------------------------
$11.63-$17.92       902           3.1 years            $17.19            747          $17.04
$20.89-$25.65       995           8.7                  $22.86            395          $22.58
$32.24-$43.41       641           9.1                  $33.37            119          $33.25
$56.80              653          10.2                  $56.80             --              --
-------------------------------------------------------------------------------------------------
                  3,191           7.2                  $30.31          1,261          $20.30
-------------------------------------------------------------------------------------------------

The Company applies the intrinsic value method in accounting for its Plan and, accordingly, no compensation cost has been recognized for its options in the financial statements. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Company's net earnings would have been the pro forma amounts indicated below:

                                                         1996           1995
--------------------------------------------------------------------------------
Net earnings                        As reported      $154,145        $95,555
                                    Pro forma        $153,589        $95,330
Primary earnings per share          As reported         $6.28          $4.11
                                    Pro forma           $6.28          $4.11
Fully diluted earnings per share    As reported         $5.51          $3.60
                                    Pro forma           $5.54          $3.61

Pursuant to SFAS No. 123, pro forma net earnings reflect only options granted in 1996 and 1995. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net earnings amounts presented above because compensation cost is reflected over the options' vesting periods and compensation cost for options granted prior to January 1, 1995 is not considered.

The weighted average fair values of options granted during 1996 and 1995 were $3,318,000 and $2,244,000, respectively, on the dates of grant. The fair values of options granted were calculated using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1996 and 1995, respectively: risk-free interest rate of 5.7% and 7.8%; expected volatility of 41% in both years; dividend yield of 1.9% and 2.3%; expected dividend growth rate of 26.4% and 27.1%; and expected lives of eight years and expected forfeitures of 18% for both years.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            Alex. Brown Incorporated


                                RETIREMENT PLANS

   The Company maintains a 401(k) deferred compensation and profit sharing plan (the "Plan"). Employees are permitted within limitations imposed by tax law to make pretax contributions to the Plan pursuant to salary reduction agreements. The Company may make discretionary matching and profit sharing contributions to the Plan and may make additional contributions to preserve the Plan's tax exempt status. The Company also has retirement plans for certain employees in foreign offices not covered by the Plan. Compensation expense for the Company's contributions to retirement plans was $12,500,000, $9,600,000 and $5,000,000 for 1996, 1995 and 1994, respectively.


                          EMPLOYEE STOCK PURCHASE PLAN

The Company maintains an employee stock purchase plan pursuant to which employees may purchase shares of the Company's common stock through payroll deductions, subject to certain limitations, at a price equal to 85% of the fair market value of the stock on four quarterly investment dates. The plan provides for the issuance of up to 1,500,000 shares. A total of 1,139,478 shares have been issued under the plan, including 152,662 shares in 1996.


                            EQUITY COMPENSATION PLAN

During 1996, 1995 and 1994, certain key employees had a portion of cash compensation withheld and replaced by restricted common stock of the Company at a 15% discount from market and interests in investment accounts through which the employees can direct investments in selected Company-sponsored investment vehicles. Compensation expense is recorded currently based on the value of the stock and interests in the investment accounts on the award date. The restricted stock cannot be sold and funds cannot be withdrawn from the investment accounts for three years (five years if employment terminates during the initial three year period). The Company may allow participants to extend the deferral period. These restrictions are removed in the event of death, disability or retirement. Pursuant to the Equity Compensation Plan, $18,240,000, $11,102,000, and $7,080,000 of cash compensation was withheld and replaced by 240,942, 244,733 and 195,087 shares of the Company's common stock and interests in investment accounts for 1996, 1995 and 1994, respectively.


                           DEFERRED COMPENSATION PLAN

The Company maintains a deferred compensation plan for Private Client investment representatives. Eligible participants can direct the investment of their deferred compensation amounts by selecting among various Company-sponsored investment vehicles and the common stock of the Company at a 15% discount from market. The employees vest in the deferred compensation accounts after four years. The deferred compensation is forfeited if the employee terminates employment with the Company during the vesting period except for termination due to death, disability or retirement. The Company may allow participants to extend the deferral period after vesting. The amount of deferred compensation, including any stock discounts, is being amortized over the periods in which the employees are providing the related services (compensation expense of $1,305,000 for 2000, $2,325,000 for 1999, $2,956,000 for 1998, $3,640,000 for 1997,
$3,498,000 for 1996, $2,414,000 for 1995 and $1,413,000 for 1994).

                         REPORT OF INDEPENDENT AUDITORS
                            Alex. Brown Incorporated



Board of Directors
Alex. Brown Incorporated:


We have audited the accompanying consolidated statements of financial condition of Alex. Brown Incorporated and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Alex. Brown Incorporated and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.


KPMG PEAT MARWICK LLP

Baltimore, Maryland
January 20, 1997

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                            Alex. Brown Incorporated


                                                                    Years Ended December 31
                                            -------------------------------------------------------------------------
(in thousands, except per share amounts)           1996           1995          1994           1993            1992
---------------------------------------------------------------------------------------------------------------------
Results of Operations:
   Revenues                                 $ 1,059,421      $ 809,394      $ 605,488     $ 628,203       $ 455,724
   Operating expenses                           800,039        651,219        487,207       479,868         360,340
   Earnings before income
      taxes                                     259,382        158,175        118,281       148,335          95,384
   Income taxes                                 105,237         62,620         47,410        59,109          36,773
---------------------------------------------------------------------------------------------------------------------
   Net earnings                             $   154,145      $  95,555      $  70,871     $  89,226       $  58,611
=====================================================================================================================
   Earnings per share:
      Primary                               $      6.28      $    4.11      $    3.06     $    3.74       $    2.48
      Fully diluted                         $      5.51      $    3.60      $    2.70     $    3.40       $    2.33
   Cash dividends per share                 $      .637      $    .516      $    .450     $    .383       $    .300
   Weighted average shares
      outstanding:
      Primary                                    24,563         23,267         23,124        23,873          23,613
      Fully diluted                              28,470         27,192         26,982        26,713          25,596
=====================================================================================================================


                                                             December 31
-----------------------------------------------------------------------------------------------------
(in thousands)                       1996           1995           1994          1993         1992
-----------------------------------------------------------------------------------------------------
Financial Condition:
   Total assets                $2,542,575     $2,196,507     $1,346,433    $1,283,423   $1,085,034

   Long-term debt              $   11,150     $   15,900     $   20,009    $   13,336   $   15,160
   Senior notes                $  109,475     $  109,414             --            --           --
   Convertible subordinated
      debentures               $   73,840     $   63,435     $   59,360    $   56,148   $   28,723
   Total stockholders' equity  $  643,902     $  489,287     $  373,428    $  345,665   $  274,395
=====================================================================================================

Per share information and shares outstanding have been adjusted to reflect a three-for-two stock split paid on January 15, 1997.

                      QUARTERLY FINANCIAL DATA (UNAUDITED)
                            Alex. Brown Incorporated


                                                              Quarters Ended 1996
                                            -------------------------------------------------------

(in thousands, except per share amounts)    December 31     September 30    June 30      March 31
---------------------------------------------------------------------------------------------------
Revenues                                      $ 264,372         $213,973    $310,235    $ 270,840
Operating expenses                              200,609          169,002     226,853      203,574
---------------------------------------------------------------------------------------------------
Earnings before income taxes                     63,763           44,971      83,382       67,266
Income taxes                                     26,462           18,664      33,541       26,570
---------------------------------------------------------------------------------------------------
Net earnings                                  $  37,301        $  26,307   $  49,841    $  40,696
===================================================================================================

Earnings per share:
   Primary                                    $    1.51        $    1.07   $    2.01    $    1.67
===================================================================================================
   Fully diluted                              $    1.34        $    0.95   $    1.77    $    1.48
===================================================================================================


                                                              Quarters Ended 1995
-----------------------------------------------------------------------------------------------------
(in thousands, except per share amounts)   December 31     September 30      June 30       March 31
-----------------------------------------------------------------------------------------------------
Revenues                                     $246,665        $210,278       $201,115       $151,336
Operating expenses                            192,380         172,041        162,799        123,999
-----------------------------------------------------------------------------------------------------
Earnings before income taxes                   54,285          38,237         38,316         27,337
Income taxes                                   21,064          15,295         15,326         10,935
-----------------------------------------------------------------------------------------------------
Net earnings                                 $ 33,221        $ 22,942       $ 22,990       $ 16,402
=====================================================================================================

Earnings per share:
   Primary                                   $   1.39        $   0.96       $   1.00       $   0.73
=====================================================================================================
   Fully diluted                             $   1.23        $   0.86       $   0.88       $   0.64


Per share information has been adjusted to reflect a three-for-two stock split paid on January 15, 1997.